UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 18, 2011
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

OSI Restaurant Partners, LLC (the “Company”) entered into a consulting services agreement dated August 23, 2011 (the “Consulting Agreement”) with A. William Allen, III, Chairman of its Board of Directors.  In accordance with the terms of the Consulting Agreement, Mr. Allen will provide consulting services as an independent contractor to the Company and identify, evaluate and recommend acquisition and investment opportunities for the Company in the restaurant business.  Such services will be rendered on a non-exclusive basis, and the Company may engage others to perform the same or similar services or may make acquisitions or investments separate from the Consulting Agreement.

As long as Mr. Allen is receiving his current fees of $50,000 per calendar quarter for serving on the Company’s Board of Directors, he will not receive any compensation for his consulting services other than, if applicable, the Equity Incentive (defined below).  In the event Mr. Allen is no longer receiving fees for serving on the Company’s Board of Directors, then he will receive a consulting fee at the rate of $50,000 per calendar quarter, payable in advance, until the earlier of the consulting project’s completion or termination.  The quarterly consulting fee will be pro-rated for the calendar quarter in which completion or termination of the project occurs by either party.  Either party has the right to terminate the Consulting Agreement with ten business days notice.

If the Company or its affiliates makes an acquisition of or investment in a restaurant business identified, evaluated and recommended by Mr. Allen, and for each such acquisition or investment, Mr. Allen will receive additional incentive compensation (the “Equity Incentive”).  As more fully defined and described in the Consulting Agreement, the Equity Incentive is calculated as the sum of (1) 10% percent of the excess of the Company’s Value in the restaurant business on the 7th anniversary of the closing date (the “Valuation Date”) over its Investment in the restaurant business and (2) 10% of the excess of the Company’s Interim Unit Value in the restaurant business as of the first anniversary of the Valuation Date over its Investment with respect to Interim Units.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the actual Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Consulting Services Agreement with A. William Allen, III dated August 23, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: August 24, 2011	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer

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